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                                                                   EXHIBIT 10.13

                           INDEMNIFICATION AGREEMENT
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        THIS INDEMNIFICATION AGREEMENT (the "Agreement") is entered into as of this 25th day of June 1996, by and between MFS Communications Company, Inc., a Delaware corporation (the "Company"), and Richard L. Adams, Jr., ("Indemnitee").

THE PARTIES AGREE AS FOLLOWS:

        1. Agreement to Indemnify. Indemnitee is identified in the Company's
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Registration Statement on Form S-3 filed with the Securities and Exchange
Commission ("SEC") as a person who will become a director of the Company, and the Indemnitee has executed a consent to be so identified in the S-3. The Company desires to provide indemnification to the Indemnitee in the same manner as if Indemnitee were a director of the Company for any loss, expense damage or liability (including attorney fees) arising from or relating to the offer and sale of securities pursuant to the S-3 ("Losses"). Accordingly, from and after the effective date of the S-3, the Company shall hold
Indemnitee harmless and indemnify Indemnitee to the fullest extent permitted by the provisions of the Delaware General Corporation Law ("DGCL") and other applicable law, from and against all Losses. The Company and the Indemnitee intend that this Agreement provide for indemnification for Losses to the fullest extent permitted by statute, including, without limitation, any indemnification provided by the Company's Certificate of Incorporation or Bylaws, in each case, as if Indemnitee were a director of the Company. In this regard, if the Company's Board of Directors authorizes indemnification for any director of the Company with respect to any Losses, the Board will authorize indemnification with respect to any Losses incurred by the Indemnitee; provided that the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        This Agreement to indemnify shall terminate as to any Losses relating to any period of time after Indemnitee becomes a Director of the Company.

  2. Insurance. The Company shall use reasonable efforts to obtain a rider to
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its officer and director liability insurance policy to have the Indemnitee become a named insured under such policy and to provide the Indemnitee with the benefit of such insurance for any Losses.

  3. Governing Law. This Agreement shall be governed by and construed in
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accordance with the laws of the State of Delaware.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in its first paragraph.


                                          MFS COMMUNICATIONS COMPANY, INC.

                                          By:
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Richard L. Adams, Jr.                     Title:
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